                                                                    Exhibit 10.3

             THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

            This THIRD AMENDMENT ("Amendment") dated as of December 30, 1998 by and between FIRST UNION NATIONAL BANK (the "Bank") and ANADIGICS, INC. (the "Borrower") to that certain Amended and Restated Loan Agreement dated as of January 25, 1996 between the Borrower and the Bank, as amended. by the First Amendment thereto dated as of December 23, 1996 (the "First Amendment") and the Second Amendment dated as of July 1, 1997 (the "Second Amendment") (the Amended and Restated Loan Agreement as amended by the First Amendment, the Second Amendment and this Amendment is collectively referred to herein as the "Loan Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the term loan facility maintained pursuant to the Loan Agreement be amended; and

            WHEREAS, the Bank has agreed to the request of the Borrower on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

      1.    DEFINED TERMS; EFFECT OF AMENDMENT.

            (a) All capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein.

            (b) This Amendment is an amendment to the Loan Agreement. Unless the context of this Amendment otherwise requires, the Loan Agreement and this Amendment shall be read together and shall have effect as if the provisions of the Loan Agreement and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Loan Agreement to the "Loan Agreement", "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and all references in the Notes and the other Loan Documents to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment..

      2.    AMENDMENTS TO LOAN AGREEMENT.

            Section 2. 1 (b) of the Loan Agreement is hereby amended in its entirety to read as follows:

            "(b) INTEREST. Prior to an Event of Default, interest shall accrue on each Term Loan (x) if Borrower chooses not to exercise the Swap Option, at one of the rates set forth in subsection below (as selected by the Borrower at the time each Term Loan is requested); and (y) at the rate set forth in subsection (ii) below if the Borrower elects the Swap Option and communicates it to the Bank in accordance with Section 2. 1 (d) hereof-, provided, however, that, in either case, the applicable margin with respect to such annual rates of interest shall be subject to reduction pursuant to subsection (iii) below:

            (i) an annual rate equal at all times to one (1) of the following rates, which shall be selected by the Borrower and communicated to the Bank pursuant to Section 2. 1 (d):

                  (x) the Prime Rate minus twenty-five (25) basis points (.25%);

                  (y) LIBOR corresponding to an Interest Period of one (1), three (3), or six (6) months, plus one hundred seventy-five (1.75) basis points(1.75%);

            (ii) an annual rate equal at all times to LIBOR corresponding to an Interest Period of three (3) months plus one hundred seventy-five (175) basis points(1.75%). The commencement date ("Commencement Date") of the initial three (3) month interest period will be determined by the Bank and set forth in the Term Loan Note. After the Commencement Date each Interest Period will commence on the last day of the immediately preceding, Interest Period and end three (3) months thereafter (subject to the qualifications contained in the definition of Interest Period set forth herein), but in no event after the Term Loan Maturity Date.

            (iii) notwithstanding the foregoing, the annual rate of interest established under clauses (i) and (ii) above shall be reduced by fifty (50) basis points (.50%) effective as of the end of the fiscal quarter in which the Borrower shall have achieved compliance with the "Efficiency Ratio", based upon the ratio thresholds, and tested quarterly on a rolling four (4) quarter basis, in accordance with the applicable provisions of the Second Amendment (but after giving effect to the modifications to the numerator and denominator of said ratio set forth herein, said preexisting ratio, as so modified, being referred to herein as the "Second Amendment Efficiency Ratio"); provided, however, that, said rate reduction shall be rescinded as of the fiscal quarter in which the Borrower is no longer in compliance with the Second Amendment Efficiency Ratio."

            Interest with respect to Prime Rate Loans shall be payable monthly in arrears on the last day of each calendar month commencing on the last day of the first calendar month after such Tern Loan is advanced to the Borrower and at the Term Loan Maturity Date. Interest with respect to LIBOR Loans shall be payable on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three (3) months, interest shall also be payable on the 90th day of such Interest Period, and at the Term Loan Maturity Date.

            (b) Schedule 7.12 of the Loan Agreement is hereby deleted and replaced by Schedule 7.12 annexed hereto.

            (c) The form of Term Loan Note, attached as Exhibit 2.1(c) and the form of Request for Term Loan attached as, Exhibit 2.1(d), in each case to the Amended and Restated Loan Agreement, are hereby deleted and replaced with
Exhibit 2. 1 (c) and Exhibit 2, 1 (d) annexed hereto.

            (d) Immediately following Section 10. 17 of the Loan Agreement there shall be inserted the following new Section 10. 18 and 10. 19:

            "10.18 YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of its computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform data-sensitive functions after December 31, 1999) and, based on that review, the Borrower does not believe the year 2000 problem will result in a material adverse change in Borrower's business condition (financial or otherwise) operations, properties, or business prospects or its ability to repay the Liabilities. The Borrower covenants to inquire as to each new key supplier or vendor retained by the Borrower as to that vendor's or supplier's respective year 2000 compliance."

            "10.19 ARBITRATION. Notwithstanding any provision to the contrary herein set forth, any disputes or conflicts arising between the Borrower and the Bank under this Agreement shall be subject to resolution in accordance with the conditions of the dispute resolution mechanism described in Annex I attached hereto and made a part hereof."

      3. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, all of the terms and conditions of the Loan Agreement shall continue in full force and effect, and all parties hereto shall be entitled to the benefits thereof. This Amendment is limited as written and shall riot be deemed (i) to be an amendment of or a consent under or waiver of any other term or condition of the Loan Agreement or (ii) to prejudice any right or rights which the Bank now has or may have in the future under or in connection with the Loan Agreement or such other agreements.

      4. SECURITY INTERESTS. It is agreed and confirmed that after giving effect to this Amendment, the security interests granted by the Borrower pursuant to the Se-curity Agreement secure, inter alia, the payment of the obligations arising under the Loan Agreement, as amended by this Amendment.

      5. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Amendment, the Borrower makes the following representations and warranties to the Bank, which shall survive the execution and delivery hereof:

            (i) The execution and delivery of this Amendment has been authorized by all necessary corporate action on its part, this Amendment has been duly executed and delivered by it, and this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, moratorium laws from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (ii) No Event of Default has occurred and is continuing under the Loan Agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such an Event of Default; and

            (iii) The representations and warranties set forth in the Loan
                  Agreement and the other Loan Documents are true and correct as of the date hereof in all material respects.

      6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken to-ether shall constitute one and the same agreement.,

      7. GOVERNING LAW. This Amendment, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

      8.    CONDITIONS PRECEDENT. This Amendment shall not be effective until
            (i) the Bank shall have received counterparts of this Amendment, duly executed by each of the parties hereto, and (ii) the Borrower shall have paid all reasonable costs and expenses of the Bank, including, without limitation, the reasonable legal fees and expenses incurred by the Bank in connection with the preparation, negotiation, execution and delivery and review of this Amendment.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

ATTEST:                               ANADIGICS, INC.


By:_________________________          By:__________________________
   Name:                                 Name:
   Title:                                Title:


                                      FIRST UNION NATIONAL BANK


                                      By:__________________________
                                         Name:
                                         Title:

                                  Schedule 7.12

            This Schedule is a part of the Amended and Restated Loan Agreement, dated as of January 25, 1996, by and between First Union National Bank and Anadigics, Inc, as amended.

            A. QUICK RATIO. The Borrower shall have a ratio of cash, marketable securities and accounts receivable to Current Liabilities of not less than I. 50 to I -00, This covenant will be tested at the end of each fiscal quarter of the Borrower.

            B. FIXED CHARGE COVERAGE RATIO. The Borrower shall have a Fixed Charge Coverage Ratio of not less than the respective amounts set forth below during the fiscal quarters occurring in the periods designated below:

                                 PERIOD                         RATIO
                                 ------                         -----
                     FROM                    THROUGH
                     ----                    -------
               3/31/99             -         12/30/98        1.50 to 1.00
               3/31/2000           -         12/30/99        2.00 to 1.00
               3/31/2001 and at all times thereafter         2.50 to 1.00

            This covenant will be tested on a rolling four (4) quarter basis at the end of each fiscal quarter of the Borrower.

            C. EFFICIENCY RATIO. The Borrower shall have a ratio of (a) operating income determined in accordance with GAAP) 1@@ interest expense to (b) Total Assets less cash and marketable securities, of not less than the respective amounts set forth below as of the end of the fiscal year set forth below.

               FISCAL YEAR                                        RATIO
               -----------                                        -----
               12/31/99                                           5%
               12/31/2000                                         9%
               12/31/2001 and                                     14%
               each fiscal year thereafter

            This covenant will be tested annually as of the end of each fiscal year of the Borrower.

            D. TANGIBLE NET WORTH. The Borrower shall maintain at all times a Tangible Net Worth of not less than $132,500,000. This covenant shall be tested no less frequently than quarterly-

            For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Amended and Restated Loan Agreement, and the following terms shall have the following meanings:

            "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, -should be classified as current assets of the Borrower.

            "Current Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, should be classified as current liabilities of the Borrower.

            "EBIT" shall mean, at any time, for any period, the sum of (i) Net Income, (h) interest expense, and (iii) federal, state and local income taxes computed in accordance with GAAP.

            "Fixed Charge Coverage Ratio" shall mean, at any time, for the applicable period of determination, the ratio of (a) the sum of W EBIT and (ii) lease and rental expense to (b) the sum of (i) lease and rental expense, (ii) the aggregate principal and interest payable on all Indebtedness and (iii) the current portion of Capital Lease Obligations.

            "Net Income" shall mean, for any period, the net income of the Borrower, determined in accordance with GAAP, excluding:

            (a) the proceeds of any insurance policy-,

            (b) any gain Or loss arising from:

                  (1) the sale or other disposition of any assets (other than Current Assets);

                  (2)   any write-up of assets: or

                  (3) the acquisition of outstanding securities representing Indebtedness of the Borrower;

                  (4)   non-cash charges-,

            (c) any earnings, prior to the date of acquisition, of any Person, required in any manner;

            (d) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee;

            (e) any defer-red credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

            (f) any other item constituting an extraordinary gain or loss under GAAP.

            "Tangible Net Worth" shall mean total assets MINUS total liabilities, as determined in accordance with GAAP, applied on a consistent basis. For purposes of this computation, the aggregate amount of any asset classified as an intangible asset in accordance with GAAP (but in any event, including, without limitation, patents, trade or service marks, franchises. trade names goodwill, copyrights, brand names and amounts due from shareholders or other Affiliates of the Borrower) shall be subtracted from total assets.

            "Total Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as assets of the Borrower.

                                                                         ANNEX I

                  PROVISIONS FOR ALTERNATIVE DISPUTE RESOLUTION

1. ARBITRATION. Upon demand Of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy arising out of, connected with or relating to the Loan Agreement ("Disputes") between or among parties to the Loan Agreement shall be resolved by binding arbitration -conducted by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions or claims arising from loan documents executed in the future.

2. SPECIAL RULE. All arbitration hearings shall be conducted in the city in which the New Jersey headquarters of the Bank is located. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These link limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. Arbitrators shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or -state substantive law except as provided herein.

3. PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Borrower agree to preserve, without diminution, certain remedies that any party hereto may exercise before or after an arbitration proceeding is brought. Bank and Borrower shall have the right to proceed in any court of proper Jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable:
      (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help including peaceful occupation of real property and collection of rents.. set-off, and peaceful possession of personal property; (iii) obtaining provisions or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing of an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. This paragraph 3 is not intended, and therefore shall not limit the availability of arbitration generally to either party pursuant to paragraph 1 above.

            Borrower- and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolve by arbitration or judicially.

WAIVER OF JURY TRIAL. BANK AND BORROWER ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO A JURY TRIAL WITH REGARD TO A DISPUTE.

                                 EXHIBIT 2.1(c)

                                                                  TERM LOAN NOTE

                                                     _____________________, 19__

                                                              Summit, New Jersey

            FOR VALUE RECEIVED, and intending to be legally bound hereby, ANADIGICS, INC. (the "Borrower") unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association with offices located at 190 River Road, Summit, New Jersey 07901 ("the "Bank") the principal sum of Dollars ($_____________________) together with interest thereon in accordance with the payment provisions hereinafter set forth.

A.    TERMS OF NOTE.

      1. PAYMENT OR PRINCIPAL. The principal balance hereunder shall be paid in __________________________(_____) equal consecutive quarterly installments in the amount of _____________________ Dollars ($ ) each, commencing _____________________, 19__ and on the day of each consecutive calendar quarter thereafter, with a final installment in the amount of the remaining unpaid principal outstanding hereunder due and payable, on _____________________.

      2. INTEREST PAYMENTS. The Borrower agrees to pay to the Bank interest, in arrears, on the outstanding principal balance hereunder until the entire principal balance hereunder, together with accrued, unpaid interest thereon is paid in full. Interest shall accrue on the outstanding principal balance at an annual rate equal to (the Prime Rate minus twenty-five (25) basis points (.25%) or LIBOR plus one hundred seventy-five (175) basis points based on an Interest Period of _____ months] as selected by the Borrower pursuant to, and shall be payable at the times set forth in, that certain Amended and Restated Loan Agreement, dated as of January 25, 1996, by and between the Borrower and the Batik (together with all amendments and modifications in effect from time to time, including, without limitation, the First Amendment thereto dated as of December 23, 1996, the Second Amendment thereto dated as of July 1, 1997 and the Third Amendment thereto dated December 30, 1998, the "Loan Agreement"); provided, however that the foregoing margins above the base interest rates set forth above shall he subject to adjustment pursuant to Section 2.1(b)(iii) of the Loan Agreement. [If Swap Option is elected pursuant to the terms of the Loan Agreement, the interest payment dates may be specifically set forth herein.]

      3. PAYMENT TERMS. All payments made hereunder shall be made on or before 10:00 a.m. on the due date thereof, in immediately available funds and in lawful currency of the United States of America and free and clear of and without deduction or withholding for, any taxes or other payments. Payments shall be deemed made when delivered to the Bank at its offices set forth in this Note or at such other office of the Banks the Bank shall notify the Borrower of in writing,

      4. Bank Records of Advance. The Bank may enter in its business records information regarding the interest rate(s) applicable to the Term Loan (or portions thereof) including, but not limited to, the applicable rate, the effective date, and the Interest Period. The Bank's records shall, in the absence of manifest error, be conclusively binding upon the Borrower. In the event the Bank gives notice or renders a statement by mailing such notice or statement to the Borrower, concerning the Term Loan and the interest rate(s) applicable thereto or the amount of principal and interest due on this Note, the Borrower agrees that, unless the Bank receives a written notification of exceptions to this statement within thirty
            (30) calendar days after such statement or notice is mailed, the statement or notice shall be an account stated, correct and acceptable and binding upon the- Borrower.

      5. INCORPORATION BY REFERENCE. This Note is the Term Note referred to in the Loan Agreement and is subject to the terms and conditions thereof, which terms and conditions are incorporated herein including, without limitation, terms pertaining to payment, definitions, representations. warranties, covenants, events Of default and remedies. Any capitalized term used herein without definition shall have the meaning set forth in the Loan Agreement.

      6. DEFAULT RATE. At the Bank's option, interest will be assessed on any principal which remains unpaid at the maturity of this Note, whether by acceleration or otherwise, or upon and following an Event of Default, at a rate which is two percent (2%) higher than the rate otherwise charged hereunder (the "Default Rate") provided that at no time shall the Default Rate exceed the highest rate of interest allowed by law. Such Default Rate of interest shall also be charged on the amounts owed by the Borrower to the Bank pursuant to any judgments entered in favor of Bank with respect to this Note,

      7. PREPAYMENT. Prepayment of principal may be made at the times and in the manner prescribed in Section 2.3 of the Loan Agreement.

B.    REMEDIES.

      1. GENERALLY. Upon and following an Event of Default, the Bank, at its option, may exercise any and all rights and remedies it has under this Note, the other Loan Documents and under applicable law, including, without limitations the right to charge and collect interest on the principal portion of the amounts Outstanding hereunder at the Default Rate. Upon and following an Event of Default hereunder, the Bank may proceed to protect and enforce the Bank's rights hereunder and/or applicable law by action at law, in equity, or other appropriate proceeding, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein or in any other Loan Document.

      2. REMEDIES CUMULATIVE; NO WAIVER. The remedies hereunder and under the other Loan Documents are cumulative and concurrent, and are not exclusive of any other remedies available to the Bank. No failure or delay on the part of the Bank in the exercise of any right, power, remedy or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, remedy or privilege preclude any other Or further exercise thereof, or the exercise of any other right, power, remedy or privilege preclude any other or further exercise thereof, or the exercise of any other right, power, remedy or privilege.

C.    MISCELLANEOUS.

      1. GOVERNING LAW. This Note shall be construed in accordance with and governed by the substantive laws of the State of New Jersey without reference to conflict of laws principles.

      2. INTEGRATION. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

      3. AMENDMENT; WAIVER. No amendment of this Note, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

      4. SUCCESSORS AND ASSIGNS; PARTICIPANTS. This Note shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower and the Bank.

      5. SEVERABILITY. The illegality or unenforceability of any provision of this Note or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Note or any instrument or agreement required hereunder. In lieu of any illegal or unenforceable provision in this Note, there shall be added automatically as part of this Note a legal and enforceable provision as similar in terms to such illegal or unenforceable provision as may be possible.

      6. INCONSISTENCIES. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of each Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

      7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Section 10. 15 of the Loan Agreement is hereby incorporated herein.

      8. HEADINGS. The headings of sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Note.

      9.    JUDICIAL PROCEEDING; WAIVER.

            a. THE BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO., OR THERETO, SHALL, BE TRIED ONLY BY A COURT AND NOT BY A JURY.

            b. THE BANK AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGE OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

            c. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

      10. ARBITRATION. Notwithstanding any provisions of this Note to the contrary, conflicts arising between the Borrower and the Bank under this Note shall be subject to resolution in accordance with the conditions of the dispute resolution mechanism described in Annex I attached to the Loan Agreement.

            IN WITNESS WHEREOF, the Borrower has duly executed and delivered to the Bank this

            Note as of the day and year first above written.

ATTEST:                               ANADIGICS, INC.


By:_________________________          By:__________________________
   Name:                                 Name:
   Title:                                Title:


                                      Address:

                                      Telecopier No.:______________


ACKNOWLEDGED AND ACCEPTED:

FIRST UNION NATIONAL BANK


By:_________________________
   Name:
   Title:


Address:


Telecopier No.:

                                 EXHIBIT 2.1(D)

                              REQUEST FOR TERM LOAN

Date of Request: ______________________, 199__
Amount: $__________________
Requested Interest Rate: |_| Prime Rate minus -25% [.50%]; or |_| LIBOR plus 1.75% [1.25%] per annum
Requested Interest Period: |_| One Month |_| Three Month |_| Six Month Requested Term: |_|Three Years |_| Four Years |_| Five Years
Swap Option: |_| Yes |_| No

            The Borrower hereby requests a term loan ("Borrowing") under the Amended and Restated Loan Agreement, dated January 25, 1996 (together with any amendments or modifications thereto in effect from time to time, the "Loan Agreement") in the amount set forth above. The Borrowing will be funded by crediting Borrower's Account at the Bank. In order to induce the Bank to fund such Borrowing, the Borrower hereby affirms the following:

      1. The representations and warranties of the Borrower contained in the Loan Agreement are true and correct as of the date of this Request for Borrowing and the Authorized Representatives previously notified and/or confirmed are the same and have the same authority to bind the Borrower.

      2. No Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

      3. There has been no adverse change in the Borrower's condition, financial or otherwise, since the date of the Loan Agreement.

      4. All of the Loan Documents (as defined in the Loan Agreement) remain in full force and effect. without modification.

      5. Use of Borrowing will be to purchase the following equipment (the "Equipment"):

            ____________________________________________________________________

            ____________________________________________________________________

      6. The bill(s) of sale and/or invoice(s) and/or paid receipts for the Equipment is/are, attached hereto.

      7. The Borrowing requested hereunder does not exceed 80% of the purchase price of the Equipment as revealed in the attached bill(s) of sale and/or invoice(s).

      8. The Equipment has been delivered to, and accepted by the Borrower, and is located at the following address:
            _________________________________; and the Equipment is owned by
            Borrower free and clear of any liens, claims and encumbrances, and Borrower did not and will not obtain any other financing for such Equipment.

ATTEST:                               ANADIGICS, INC.


By:_________________________          By:__________________________
   Name:                                 Name:
   Title:                                Title:


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